Exhibit 99

ROCKWELL AUTOMATION

CONSULTANT AGREEMENT

THIS AGREEMENT, dated effective as of February 20, 2019, is between Rockwell Automation, Inc., located at 1201 South 2nd Street, Milwaukee, WI 53204 (herein “Rockwell” or “the company” ) and Theodore Crandall (herein “Consultant”).

In consideration of the mutual promises herein contained, Rockwell and Consultant (hereinafter collectively referred to as “the parties”) agree as follows:

I. GENERAL TERMS

I-1.     SCOPE OF SERVICES: During the term of this Agreement, Consultant shall furnish the services set forth in the Consultant Agreement Schedule (herein “Schedule”), attached hereto and made a part hereof. Such services shall be performed by Consultant as an independent contractor, and not as an employee of Rockwell. If the services are to be performed at a Rockwell site, Consultant shall abide by all safety and other applicable site rules established by Rockwell.

I-2.     TERM OF AGREEMENT: The Agreement will commence on February 20, 2019 and terminate on July 31, 2019, unless otherwise terminated as provided herein or extended by mutual written agreement between Consultant and Rockwell Automation.

I-3.    BILLING AND PAYMENT: As compensation for services to be performed by Consultant hereunder, Rockwell shall pay Consultant at the rates set forth in the Schedule and to the extent, if any, expressly provided for in the Schedule, reimbursements for certain costs, such as travel expenses incurred in the performance of services hereunder. Rockwell shall not have any liability for any other expenses or costs incurred by Consultant hereunder, unless otherwise provided in the Schedule.

I-4.    ASSIGNMENT OF PERSONNEL: Consultant shall do this work himself and will not subcontract or assign it to anyone else.

I-5.     CANCELLATION: Rockwell shall have the right to cancel this Agreement or any part thereof at any time and for any reason; Consultant shall have the right to cancel this Agreement or any part thereof for any reason with at least 30 days’ written notice. In case of cancellation by either party of all or any part of this Agreement, Consultant shall be entitled to his fees and costs already incurred in the performance of the work canceled.

II. INFORMATION & PROPERTY RELATED TERMS

II-1.     CONFIDENTIAL OR PROPRIETARY INFORMATION: Consultant shall preserve as confidential all information pertaining to Rockwell’s business and all technical and proprietary information obtained from Rockwell in the performance of this Agreement. Consultant further agrees that any data and information generated or delivered in the performance of this Agreement and any information and data furnished by Rockwell shall (a) be kept in confidence and not be disclosed to third parties without the prior written approval of Rockwell, and (b) shall not be used in the production, manufacture or design of any article or material, except as otherwise provided herein, without Rockwell’s prior written consent, provided that these obligations will not apply to any information (i) which Consultant was in lawful possession prior to the date of this Agreement, (ii) which was or becomes known generally in the industry through no fault of Consultant, or (iii) which Consultant is required to disclose by law. This obligation, Consultant agrees, shall survive the termination or expiration of this Agreement. Consultant shall deliver all data and information to Rockwell upon request and, in any event, upon the completion of all work hereunder or cancellation or expiration hereof, whichever shall first occur, and shall be fully responsible for the care and protection thereof until such delivery.

II-2.     ROCKWELL’S PROPERTY: All property used by Consultant in connection with this Agreement which is owned, furnished, charged to or paid for by Rockwell including, but not limited to, materials, equipment, drawings and other technical information, specifications, and any replacement thereof, shall be and remain the property of Rockwell subject to removal and inspection by Rockwell at any time without cost or expense to Rockwell and Rockwell shall have free access during normal business hours to Consultant’s premises for the purpose of inspecting or removing such property. All such property shall be identified and marked as Rockwell’s property, used only for this Agreement and adequately insured by Consultant at his expense for Rockwell’s protection. Consultant shall assume all liability for and maintain and repair such property and return the same to Rockwell in its original condition, reasonable wear and tear excepted, and when such property is no longer required hereunder, Consultant shall furnish Rockwell with a list thereof and shall comply with any Rockwell disposition instructions applicable thereto.

II-3.     PATENT AND DATA RIGHTS: All information and data, regardless of form, generated in the performance of or delivered under this Agreement, as well as any information provided to Consultant by Rockwell, shall be and remain the sole property of Rockwell. Consultant shall keep all such information and data in confidence and not disclose or use it for any purpose other than in performing this Agreement, except with Rockwell’s prior written approval. In the event that the copyright in any data and information generated in the performance of this Agreement does not vest in Rockwell by law, Consultant hereby agrees to assign the copyright in all such data and information to Rockwell. Consultant assigns to Rockwell the entire right, title, and interest, worldwide, in any invention or patent or patent application conceived or first actually reduced to practice in performing this Agreement. Consultant grants Rockwell the royalty-free, non-exclusive, worldwide, irrevocable license to make, use and sell any invention which is not conceived or first actually reduced to practice in performing this Agreement, but which is described or incorporated in anything furnished to Rockwell in connection with this Agreement. In connection with actual inventions or patents conceived or first actually reduced to practice in connection with this Agreement, Consultant will furnish Rockwell with information sufficient to file and prosecute patent applications, and will execute all documents incident to such filing and prosecution and, in connection with the license granted under this Agreement, Consultant will furnish information sufficient to enable Rockwell to avail itself of such license. Final payment shall not be due hereunder until after receipt by Rockwell of such complete invention information, or certification that there is no such information, and receipt of all information and data which is the property of Rockwell. These obligations shall survive the termination of this Agreement. If this Agreement is placed under a Government contract, the Patent and Data Rights provisions of such contract attached hereto shall provide the Government specific rights in addition to Rockwell’s rights set forth in this provision.

II-4.     NO LICENSE GRANTED: No license, express or implied, under any patents or copyrights are granted hereunder by Rockwell to Consultant.

III. CONFLICT OF INTEREST RELATED TERMS

III-1.     CONFLICT OF INTEREST: This Agreement is intended to secure for Rockwell Consultant’s assistance and cooperation and shall operate to preclude Consultant from performing services for others during the term of this Agreement which would result in a conflict of interest with the contractual relationship represented by this Agreement. In the event that Consultant undertakes such services, Consultant shall promptly so notify Rockwell, and Rockwell may, at its option, cancel this Agreement.

IV. COMPLIANCE RELATED TERMS

IV-1.     TAXES: Consultant is liable for and shall pay all taxes, impositions, charges and exaction imposed on or measured by this Agreement except those Rockwell specifically agrees or is required by law to pay and which are separately stated on Consultant’s invoice. Prices shall not include any taxes, impositions, charges and exaction for which Rockwell has furnished an exemption certificate.

IV-2.     CHOICE OF LAW: This Agreement shall be governed by and construed and enforced in accordance with the internal law of the State of Wisconsin.

IV-3.     COMPLIANCE WITH LAWS: In the performance of this Agreement, Consultant shall comply with all applicable federal, state and local laws, ordinances, codes, and regulations. Consultant will notify Rockwell immediately if Consultant’s work for Rockwell becomes the subject of a government audit or investigation.

IV-4.     DISCLOSURE: Rockwell shall have the right, in its discretion, to disclose the terms and conditions of this Agreement (as it may be amended from time to time), including without limitation amounts paid pursuant hereto, as required by law including to agencies of the United States Government.

IV-5.    STANDARDS OF BUSINESS CONDUCT: It is the policy of Rockwell to conduct its business in accordance with applicable laws of the United States and other jurisdictions in which the company operates and in accordance with ethical standards of business conduct. All employees and consultants retained by the company to perform services on its behalf shall adhere strictly to this policy and to Rockwell’s Code of Conduct. All illegal or unethical acts are prohibited under this policy. Special care should be exercised to assure that:

1.	No bribes, kickbacks or other illegal payments are made by or on behalf of the company, directly or indirectly.

2.

No funds or assets are maintained by the company for any illegal or improper purpose, and no funds or assets which are not clearly disclosed in the books and records of the company are maintained for any purpose.

3.	No false, misleading or artificial entries are made in the books and records of the company.

4.	No payments are made by or on behalf of the company for any purpose other than that described by the supporting documents and records maintained by the company.

5.	No illegal political contributions are made, directly or indirectly, by or on behalf of the company.

6.	No data concerning customers or competitors are obtained or solicited contrary to law, regulation or authorized government procurement process.

7.

To the extent Rockwell may require, Consultant will execute one or more certificates to evidence such adherence. Consultant will notify Rockwell of any instance in which it believes that the policy has been violated.

V. CONCLUDING TERMS

V-1.    NOTICES: Any notice will be considered as having been given when the notifying party delivers such notice to the other party by hand or has sent such notice to the other party by certified or registered mail or telephone facsimile (with confirming letter to follow), directed to the attention of the signatories of this Agreement. Unless written notice of a change of address is subsequently provided in accordance with this paragraph, all notices to Rockwell should be provided at the address set forth above and to Consultant at the address that he has separately provided to Rockwell.

V-2.     EFFECT OF INVALIDITY: The invalidity in whole or in part of any provision hereof shall not affect the validity of any other provision.

V-3.    ENTIRE AGREEMENT AND AMENDMENTS: This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, and agreements with respect thereto. No amendment or change of any kind shall be binding upon Rockwell unless in writing and signed by an authorized representative of Rockwell.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

	Theodore Crandall Consultant		Rockwell Automation, Inc. Rockwell

By	/s/ T.D. Crandall	By	/s/ Rebecca W. House

Title		Title	Senior Vice President, General Counsel & Secretary

Date	February 18, 2019	Date	February 20, 2019

CONSULTANT AGREEMENT SCHEDULE

Scope of Work (duties, project description, proposal reference, key contributors, etc.)…

Consultant will provide services to Rockwell Automation to asisst with knowledge transfer and special projects, all as may be reasonably requested by Blake Moret or his designee. Consultant is not expected to work more than 100 hours in the calendar year.

Payment (compensation, fees, payment terms, etc.)…

During the term of this Agreement, Consultant will be paid $30,000 per month. Rockwell Automation will reimburse Consultant for reasonable, properly documented travel and out-of-pocket expenses that are incurred at Rockwell Automation request incident to Consultant’s services to Rockwell Automation hereunder. In order to facilitate Consultant’s provision of services to Rockwell, the following arrangements will be in effect until termination of the Agreement:

1.	A Rockwell–owned laptop computer will be on loan to Consultant;

2.	Consultant will have computer access including VPN privileges, email address, network access, and on-line expense reporting system; and

3.	Consultant will use his personal credit card for pre-approved travel expenses, if any, and be reimbursed consistent with this Agreement.

Consultant will submit documented report(s) of expenses incurred during that month for which Consultant is entitled to reimbursement. Consultant will use the Rockwell Automation expense form to submit expenses.

4